Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249419

Prospectus supplement

(to prospectus dated October 16, 2020)

2,795,000 shares

AVITA MEDICAL, INC.

Common Stock

$21.50 per share

We are offering 2,795,000 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “RCEL.” Our CHESS depositary interests (“CDIs”) are listed on the Australian Securities Exchange under the symbol “AVH,” with five CDIs being equivalent to one share of our common stock. On February 24, 2021, the last reported sale price of our common stock was $25.10 per share on the Nasdaq Stock Market LLC, and the last reported sale price of our CDIs on the Australian Securities Exchange was A$6.06 per share.

Our business and an investment in our securities involve a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$21.50	$60,092,500
Underwriting discounts and commissions(1)	$1.45125	$4,056,244
Proceeds, before expenses, to AVITA Medical, Inc.	$20.0488	$56,036,256

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for a description of the compensation payable to the underwriters and estimated offering expenses.

We have granted a 30-day option to the underwriters to purchase up to 419,250 additional shares of common stock, at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver our shares to purchasers in the offering on or about March 1, 2021.

Piper Sandler	Cowen

BTIG

Lake Street

The date of this prospectus supplement is February 25, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, which may also, where applicable, add to and update information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated October 16, 2020, and included as part of our registration statement on Form S-3 (333-249419) gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date. We have not authorized, nor have the underwriters authorized, anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared by or on behalf of us or to which we have referred you. We and the underwriters each take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We and the underwriters are not offering to sell, nor seeking offers to buy, securities in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, expectations, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

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In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. These forward-looking statements include, but are not limited to, statements about:

•	the extent to which the COVID-19 pandemic and related governmental regulations and restrictions may impact our business, including our research, clinical trials, manufacturing and financial condition;

•	our expectations regarding the benefits of our RECELL System;

•	the initiation, timing, progress and results of our ongoing clinical trials;

•	the rate and degree of market acceptance of our RECELL System;

•	the implementation of our business model and strategic plans for our business;

•	our estimates of our expenses, future revenue and capital requirements;

•	our ability to obtain additional funds for our operations;

•	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

•	our reliance on third-party supply and manufacturing partners to supply the materials and components for, our products;

•	our ability to attract and retain qualified key management and technical personnel;

•	our financial performance; and

•	developments relating to our competitors, including Mallinckrodt PLC, or our industry.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risks set forth under the heading “Risk Factors” herein and therein. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable laws, we undertake no obligation to update any forward-looking statement after the date of this prospectus supplement. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein, including the information set forth under the heading “Risk Factors” in this prospectus supplement and incorporated by reference from our Annual Report on Form 10-K for the year ended June 30, 2020, as well as our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

The AVITA group of companies (comprising AVITA Medical, Inc., formerly known as AVITA Therapeutics, Inc. (“AVITA” or the “Company”) and its subsidiaries, including AVITA Medical Pty Limited (“AVITA Medical”)) (collectively, “AVITA Group” or “we”, “us”, or “our”) is a regenerative medicine group with a technology platform positioned to address unmet medical needs in burn injuries, trauma and other acute injuries, together with skin defects like vitiligo. Our proprietary platform technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. Our medical device works by preparing Spray-On Skin™ Cells, an autologous cellular suspension comprised of the patient’s skin cells, which is then sprayed on the patient in order to regenerate natural healthy epidermis.

Our first United States (“U.S.”) product, the RECELL® System, was approved by the U.S. Food and Drug Administration (“FDA”) in September 2018 for the treatment of acute thermal burn injuries in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, and simultaneously significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care as a standalone product, or in combination with “skin transplants,” known as split-thickness skin autografts, depending on the depth of the burn injury. The pivotal studies leading to the RECELL System’s FDA premarket approval (“PMA”) for the treatment of acute thermal burns, demonstrated that the RECELL System treated burns using 97.5 percent less donor skin when used alone in second-degree burns, and 32 percent less donor skin when used with autograft for third-degree burns compared to standard of care autografting. In these studies a statistically significant reduction in donor skin required to treat burn patients with the RECELL System was realized without compromise to healing or safety outcomes. Donor site outcomes from the clinical trial for second-degree burns also revealed a statistically significant reduction in patient-reported pain, increased patient satisfaction and improved scar outcomes.

Our compelling data from prospective, randomized, controlled clinical trials conducted at major U.S. burn centers, health economics modeling, and real-world use globally, demonstrate that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings.

Following receipt of our PMA, we commenced commercializing the RECELL System in January 2019 in the U.S., and we expect the dominant focus of our commercial efforts to be directed towards the U.S. market going forward. Since receipt of our PMA, we have seen increasing adoption rates in the U.S., and we estimate that as of December 31, 2020, approximately 75% of burn surgeons in the U.S. are certified and 65% of burn centers in the U.S. have been activated (meaning that such burn centers have value analysis approval, have been certified to use the product and have placed at least one commercial order) with growing procedural adoption rate of 8%.

The RECELL® System is Therapeutic Goods Administration (“TGA”)-registered in Australia cleared for use in the treatment of burns, acute wounds, scars and repigmentation (vitiligo). In Europe, the RECELL® System received CE-mark approval for the treatment of burns, chronic wounds, scars and vitiligo.

We have an ongoing clinical trial in the U.S. to investigate the use of the RECELL® System for the treatment of vitiligo. We believe that, subject to FDA approval, the RECELL® System can be an effective therapeutic offering for patients with stable vitiligo. In the U.S. alone, there are approximately 4.5 million individuals with vitiligo, approximately 1.3 million of which have stable vitiligo.

Intellectual Property

We seek to protect our intellectual property, core technologies and other know-how through a combination of patents, trademarks, trade secrets, non-disclosure and confidentiality agreements, licenses, assignments of invention and other contractual arrangements with our employees, consultants, partners, suppliers, customers and others. Additionally, we rely on our research and development program, clinical trials, know-how and marketing and distribution programs to advance our products and product candidates, and to expand our intellectual property rights. As of December 31, 2020, we had been granted a total of 48 patents and had 17 pending patent applications worldwide.

The U.S. patents and patent applications provide coverage with expected expiration dates ranging from 2022 to 2040. U.S. patents covering the composition of matter related to the current RECELL® System expire in 2022. We have filed a Patent Term Extension (PTE) application with the U.S. Patent and Trademark Office requesting an extension of the patent term of U.S. Patent No. 9,029,140, “Cell suspension preparation technique and device” as a result of the time required for the FDA regulatory process. If the term extension requested in the PTE application is approved, the patent term of U.S. Patent No. 9,029,140 is expected to be extended to April 9, 2024. We expect that further research and characterization of the characteristics of the RECELL System, the composition and activity of the Spray-On Skin™ Cells solution, and the design of the device currently underway may provide additional claims for which we will be able to pursue additional U.S. and international patent applications in key international markets, parallel to those in the U.S.

Our Opportunity

We believe that our RECELL® System’s uses in the currently approved indication in the U.S. of thermal burns, together with potential indications for treating vitiligo, trauma and pediatric scalds, represents a potential U.S. market of more than $1.5 billion.

Second Fiscal Quarter Ended December 31, 2020 Highlights

•	Reported U.S based RECELL® System revenue of $5.0 million in the second quarter of 2021 ended December 31, 2020, representing a 62% increase over the same quarter in the prior year.

•	Operating expenses were $10.4 million in the second quarter of 2021 ended December 31, 2020, representing a 22.4% decrease over the same quarter in the prior year.

•	Commercial metrics and progress with additional indications for the RECELL® System:

•	Procedural volumes were 487 in the second quarter of 2021, compared to 328 in the same quarter in the prior year;

•	Added seven new accounts with hospital burn centers in the second quarter of 2021, resulting in a total of 93 accounts with hospital burn centers as of December 31, 2020; and

•	Enrolled nine patients in the pivotal study assessing the use of the RECELL® System to treat stable vitiligo.

Corporate History

AVITA Therapeutics, Inc. (now AVITA Medical, Inc.), a Delaware corporation, was originally formed in April 2020. The former parent company of the AVITA Group, AVITA Medical Pty Limited (“AVITA Medical”) was formed under the laws of the Commonwealth of Australia in December of 1992 and has operated as AVITA Medical since 2008. AVITA Medical’s ordinary shares originally began trading in Australia on the ASX on August 9, 1993. AVITA Medical’s ordinary shares, in the form of American Depositary Shares (“ADSs”), began trading on the Nasdaq Stock Market LLC (“Nasdaq”) on October 1, 2019 under the ticker symbol “RCEL”.

On June 29, 2020, a statutory scheme of arrangement was implemented under Australian law to change the domicile of the AVITA Group from Australia to the U.S. Under the scheme of arrangement, AVITA Therapeutics became the new parent company of the AVITA Group, and all ordinary shares in AVITA Medical (including ordinary shares represented by ADSs) held by securityholders were exchanged for shares of common stock or CHESS Depositary Interests (“CDIs”). As a result, the existing listing of AVITA Medical Limited (now named AVITA Medical Pty Limited) on the ASX (as its primary listing) and on Nasdaq (as its secondary listing) was inverted and replaced with a new listing of AVITA Therapeutics common stock on Nasdaq (as its primary listing) under the existing ticker symbol, “RCEL”, and on the ASX (as its secondary listing) under the existing ticker symbol, “AVH”. AVITA Therapeutics’ shares of common stock trade on Nasdaq and its CDIs trade on ASX (with five CDIs trading on ASX representing one share of common stock on Nasdaq). On December 2, 2020, AVITA Therapeutics, Inc., changed its corporate name to AVITA Medical, Inc. after filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s change of name was registered with the Australian Securities and Investments Commission effective as from 6 January 2021. The Company’s common stock continues to trade on Nasdaq under the symbol “RCEL” and the Company’s CDIs continue to trade on the ASX under the ticker symbol “AVH”.

Our website address is www.avitamedical.com. Information contained on, or accessible through, our website is not part of or incorporated into this prospectus supplement. The SEC maintains an internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Copies of announcements made by the Company to the ASX are available on ASX’s website (www.asx.com.au).

The Offering

Common stock offered by us	2,795,000 shares of common stock (or 3,214,250 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to 419,250 additional shares from us at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding after this offering	24,420,058 shares (or 24,839,308 shares if the underwriters exercise their option in full to purchase additional shares).

Use of Proceeds

We estimate that the net proceeds to us from the offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $55.7 million (or approximately $64.1 million if the underwriters exercise their option in full to purchase additional shares).

We intend to use the net proceeds of this offering to fund our product development pipeline, to pursue approvals of our products for additional indications and for general corporate purposes, which may include licensing arrangements. See “Use of Proceeds” on page S-6 for further information.

Risk Factors	Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2020, which is incorporated by reference into this prospectus supplement.

Nasdaq Stock Market LLC trading symbol	“RCEL”

Australian Securities Exchange trading symbol	“AVH”

Unless we indicate otherwise, the number of shares of our common stock to be outstanding after this offering is based on 21,625,058 shares of common stock outstanding as of December 31, 2020, and excludes the following, in each case as of such date:

•	1,154,270 shares of common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $13.39 per share;

•	147,520 shares of common stock issuable upon vesting of outstanding restricted stock units; and

•	1,745,000 shares of common stock reserved for issuance pursuant to future awards under our 2020 Omnibus Incentive Plan.

Unless we indicate otherwise, or the context otherwise requires, this prospectus supplement assumes the following:

•	no exercise of outstanding stock options or vesting of restricted stock units subsequent to December 31, 2020; and

•	no exercise by the underwriters of their option to purchase additional shares of common stock in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment decision. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.

Additional Risks Relating to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $21.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $16.87 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to receive net proceeds of $55.7 million from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their option to purchase additional shares. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock — see “Use of Proceeds”. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, as well as business prospects. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock. The completion of this offering will notably increase the number of shares of our common stock that may be sold in the public market because the shares of our common stock issued by us through this offering will be freely tradeable without restriction on further registration under the Securities Act of 1933, as amended. In addition, future issuances of equity securities may dilute the interests of our existing stockholders, including you, and could cause the market price of our common stock to decline.

We have agreed that, subject to specified limited exceptions, for a period of 90 days from the date of this prospectus supplement (the “Lockup Period”), we will not, without the prior written consent of Piper Sandler & Co. and Cowen and Company, LLC, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any securities of the Company that are substantially similar to the common stock offered hereby, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof).

Additionally, our executive officers and directors have agreed that, subject to certain exceptions, without the prior written consent of Piper Sandler & Co. and Cowen and Company, LLC, for a period of 90 days from the date of this prospectus supplement, they will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock (including without limitation, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the holder’s securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or (4) publicly disclose the intention to do any of the foregoing.

Piper Sandler & Co. and Cowen and Company, LLC in their sole discretion may release all or some portion of the shares subject to lock-up agreements at any time and for any reason.

Our stock price may be volatile and purchasers of our common stock could incur substantial losses.

Our stock price has been volatile. The market price for our common stock may be influenced by many factors, including the other risks described in this section titled “Risk Factors,” the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2020 and the following:

•	actual or expected fluctuations in our operating results;

•	the impact of COVID-19 on our operations, clinical trials (including patient enrollment), availability of materials from our suppliers, and sales of our products;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	results of clinical trials of our product candidates;

•	results of clinical trials of our competitors’ products and announcements by competitors of related regulatory approvals;

•	regulatory actions with respect to our products or our competitors’ products;

•	reports of one or more patient serious adverse events;

•	publication of research reports by securities analysts about us or our competitors in the industry;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	fluctuations of exchange rates between the U.S. dollar and the Australian dollar;

•	issuances by us of debt or equity securities;

•	litigation involving our company, including shareholder litigation;

•	investigations or audits by regulators into the operations of our company;

•	proceedings initiated by our competitors or clients;

•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	sales or perceived potential sales of the common stock or CDIs by us, our directors, senior management or our stockholders in the future;

•	short selling or other market manipulation activities;

•	announcement or expectation of additional financing efforts;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	economic and social effects of the COVID-19 virus or other pandemics;

•	natural disasters and other calamities;

•	changes in market conditions for biopharmaceutical stocks;

•	our inability to raise additional capital;

•	changes in market prices for our product or for our raw materials;

•	changes in market valuations of similar companies;

•	changes in key personnel for us or our competitors;

•	speculation in the press or investment community;

•	changes or proposed changes in laws and regulations affecting our industry; and

•	conditions in the financial markets in general or changes in general economic conditions.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has often been unrelated to the operating performance of the issuer. Furthermore, the trading price of our common stock may be adversely affected by third-parties trying to drive down the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Risks Related to Our Business

We recently received comments from the SEC staff in connection with the staff’s routine review of our filings. The SEC’s review is not yet complete, and we may be required to make changes to our filings in order to respond to the comments of the SEC.

We recently received a comment letter from the staff of the SEC’s Division of Corporation Finance (the “Staff”) relating to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 (the “Form 10-K”). The Form 10-K is incorporated by reference into this prospectus supplement and the accompanying prospectus. Primarily, the Staff has provided us with comments regarding our presentation of stock based compensation in our Form 10-K and as well requested that we amend the Form 10-K to correct an inadvertent omission of language from Section 9A “Controls and Procedures” in the Form 10-K.

We have provided the Staff with the information they most recently requested and conformed to the Staff’s comment by prospectively reclassifying the Company’s stock based compensation on our Form 10-Q for the quarter ended December 31, 2020. However, there can be no assurance that the Staff will not require us to revise our Form 10-K in a similar manner as well as our subsequent filings on Form 10-Q. We believe we are in a position to resolve the Staff’s comments although it is possible the Staff will raise additional questions.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock offered pursuant to this prospectus supplement will be approximately $55.7 million, or approximately $64.1 million if the underwriters exercise in full their option to purchase additional shares, after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering to fund our product development pipeline, to accelerate approvals of our products for additional indications and for general corporate purposes, which may include licensing arrangements.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our lead product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale by us of shares of common stock in this offering, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read with our audited financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”

	December 31, 2020
	Actual	As adjusted
	(In thousands, except share and per share data) (Unaudited)
Cash	$59,765	$115,441

Stockholders’ equity:
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share; 200,000,000 shares authorized; 21,625,058 shares issued and outstanding, actual; 24,420,058 shares issued and outstanding, as adjusted	3	3
Additional paid-in capital	262,086	317,762
Accumulated other comprehensive income	8,289	8,289
Accumulated deficit	(210,781)	(210,781)

Total stockholders’ equity	59,597	115,273

Total capitalization	$59,597	$115,273

All information above is based on 21,625,058 shares of common stock outstanding as of December 31, 2020, and excludes the following, in each case as of such date:

•	1,154,270 shares of common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $13.39 per share;

•	147,520 shares of common stock issuable upon vesting of outstanding restricted stock units; and

•	1,745,000 shares of common stock reserved for issuance pursuant to future awards under our 2020 Omnibus Incentive Plan.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding.

Our net tangible book value at December 31, 2020 was $57.4 million, or $2.65 per share, based on 21,625,058 shares of our common stock outstanding. After giving effect to the issuance and sale of 2,795,000 shares in this offering at the public offering price of $21.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2020 would have been $113.1 million or $4.63 per share. This represents an immediate increase in pro forma net tangible book value of $1.98 per share to existing stockholders and an immediate dilution of $16.87 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock		$21.50
Net tangible book value per share as of December 31, 2020	$2.65
Increase per share attributable to this offering	$1.98
As adjusted net tangible book value per share as of December 31, 2020 after this offering		$4.63

Dilution per share to new investors participating in this offering		$16.87

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $21.50 per share, the as adjusted net tangible book value after this offering would have been $4.89 per share, representing an increase in net tangible book value of $2.24 per share to existing stockholders and immediate dilution in net tangible book value of $16.61 per share to purchasers in this offering.

To the extent that outstanding options are exercised, or we issue new options under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax considerations to non-U.S. holders described in this prospectus supplement.

There can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax considerations described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences to a non-U.S. holder of the acquisition, ownership or disposition of our common stock.

This discussion is for general information only and is not tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. income, estate, and other tax consequences of the acquisition, ownership and disposition of our common stock.

As used in this discussion, a “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. A “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. In addition, this discussion does not address any aspect of the U.S. federal alternative minimum tax, the Medicare contribution tax on net investment income, U.S. state or local or non-U.S. taxes, any U.S. federal non-income taxes (such as estate or gift taxes) or the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies and financial institutions;

•	tax-exempt organizations or governmental organizations;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	tax qualified retirement plans and “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	accrual method taxpayers subject to special tax accounting rules under the Section 451(b) of the Code;

•	dealers in securities;

•

persons deemed to sell our common stock under the constructive sale provisions of the Code or persons that hold our common stock as part of a straddle, conversion transaction, or other integrated investment; and

•	former citizens or residents of the United States subject to tax as expatriates.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes is an owner of our common stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. We urge any owner of our common stock that is a partnership and partners in that partnership to consult their tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY NON-INCOME U.S. FEDERAL TAX LAWS.

Distributions on Our Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to non-U.S. holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distribution will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess amount will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Disposition of Our Common Stock.”

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor form), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlements to benefits under any income tax treaty.

Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax. To establish the exemption, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States prior to the payment of the dividend. Dividends received by a non-U.S. holder that are treated as effectively connected with a U.S. trade or business generally are subject to U.S. federal income tax at rates applicable to U.S. persons. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as provided by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Gain On Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FACTA, a non-U.S. holder will generally not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder), in which case the gain will be taxed on a net-income basis, generally in the same manner as if the non-U.S. holder were a U.S. person, and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “-Distributions on Our Common Stock” may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rates as may be provided by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code.

Generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury Regulations. We believe that we are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. If we are a USRPHC and either our common stock is not regularly traded on an established securities market (as defined under applicable Treasury Regulations) or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the amount of tax withheld, if any. Copies of the information returns filed with the IRS to report the distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other types of payments. Dividends paid to a non-U.S. holder will not be subject to backup withholding if proper certification of foreign status (usually on IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable) is provided and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no backup withholding or information reporting will be required regarding the proceeds of a disposition of our common stock made by a non-U.S. holder within the United States or conducted through certain U.S. financial intermediaries if the payor receives the certification of foreign status described in the preceding sentence and does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that certain required information is furnished to the IRS in a timely manner.

FATCA

In addition to the withholding described above, Sections 1471 through 1474 of the Code, or FATCA, imposes a 30% withholding tax on dividend payments made by a U.S. person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or nonfinancial foreign entity is acting as an intermediary), and, subject to the proposed Treasury Regulations discussed below on the gross proceeds received by a foreign financial institution or non-financial foreign entity as a result of a sale or other disposition of shares of stock issued by a U.S. person, unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA to them in connection with the acquisition, ownership and disposition of our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED OR RECENT CHANGES IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS OR UNDER ANY APPLICABLE TAX TREATY.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Sandler & Co. and Cowen and Company, LLC, as book-running managers. We have entered into an underwriting agreement with Piper Sandler & Co. and Cowen and Company, LLC, as representatives of the several underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus the number of shares of common stock listed opposite its name below.

Underwriter	Number of Shares
Piper Sandler & Co.	1,187,875
Cowen and Company, LLC	1,048,125
BTIG, LLC	349,375
Lake Street Capital Markets, LLC	209,625

Total	2,795,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to 419,250 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriters propose to offer the shares to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.87075 per share of common stock. After the offering, if all of the shares of common stock are not sold at the public offering price, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	Per Share	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$21.50	$60,092,500	$69,106,375
Underwriting discounts and commissions	$1.45125	$4,056,244	$4,664,680
Proceeds, before expenses, to us	$20.0488	$56,036,256	$64,441,695

We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $235,000. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering, including $125,000 for legal expenses, in addition to the legal and other expenses relating to the clearing of the offering with the Financial Industry Regulatory Authority.

Indemnification of Underwriters

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We have agreed that, subject to specified limited exceptions, for a period of 90 days from the date of this prospectus supplement (the “Lockup Period”), we will not, without the prior written consent of Piper Sandler & Co. and Cowen and Company, LLC, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any securities of the Company that are substantially similar to the common stock offered hereby, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof).

Additionally, our executive officers and directors have agreed that, subject to certain exceptions, without the prior written consent of Piper Sandler & Co. and Cowen and Company, LLC, for a period of 90 days from the date of this prospectus supplement, they will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock (including without limitation, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the holder’s securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or (4) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers are subject to specified exceptions, including:

(i)	transfers as a bona fide gift or gifts;

(ii)	transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the holder;

(iii)

if the holder is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the holder;

(iv)	if the holder is a trust, transfers to the beneficiary of such trust;

(v)	transfers by testate succession or intestate succession;

(vi)	transfers pursuant to the underwriting agreement; or

(vii)	in the case of one officer, transfers or sales of common stock pursuant to an existing divorce decree.

provided, in the case of clauses (i)-(v) above, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer.

Piper Sandler & Co. and Cowen and Company, LLC, in their discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Listing

Our common stock is listed on Nasdaq Stock Market LLC under the symbol “RCEL.” Our CDIs are listed on the Australian Securities Exchange under the symbol “AVH,” with five CDIs being equivalent to one share of our common stock.

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Stock Exchange or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The Nasdaq Stock Exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of shares shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

Notice to Prospective Investors in Australia

Neither this prospectus supplement nor the accompanying prospectus is a prospectus, product disclosure document or other disclosure document for the purposes of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) and they do not purport to include the information required for a prospectus, product disclosure document or disclosure document under the Corporations Act and they have not been and will not be lodged with the Australian Securities & Investments Commission. Accordingly, this prospectus supplement and accompanying prospectus is directed only to the categories of exempt persons set out below and no offer or invitation in relation to the issue, sale or purchase of shares of common stock under this prospectus supplement has been or will be made to any person who is unable to provide the representations and warranties set out below. To the extent that you are unable to provide the representations and warranties set out below, any offer or invitation made to you under this document is void and incapable of acceptance.

If you receive this prospectus supplement in Australia and apply for shares of common stock, then you represent and warrant to us as follows:

(a)	you are a person or entity who is either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and you have provided a certificate to us which complies with the requirements of section 708(8)(c) of the Corporations Act and related regulations before the offer has been made; or

(iii)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act; and

(b)

you will not offer any of the shares of common stock issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares of common stock being issued to you unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act or otherwise. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This document contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this document is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Singapore

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.

The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.

persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.

the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Seattle, Washington. The underwriters are represented in this offering by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated balance sheets of AVITA Medical, Inc. as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333-249419) we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.avitamedical.com. The information set forth on, or accessible through, our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-39059):

•	Our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on August 27, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020, filed with the SEC on November 11, 2020 and February 16, 2021, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on July 6, 2020, July 9, 2020, July  13, 2020, August  4, 2020, August 28, 2020, September  10, 2020, October 13, 2020, November  2, 2020, November 5, 2020, November  6, 2020, November 10, 2020, November  12, 2020, December 2, 2020 and December 2, 2020; and

•

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this offering is completed (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Donna Shiroma, General Counsel

PROSPECTUS

AVITA THERAPEUTICS, INC.

$200,000,000

Of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by AVITA Therapeutics, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

See “Risk Factors” beginning on page 3 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

The date of this Prospectus is October 16, 2020.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “AVITA Therapeutics” and to the “Company,” “we,” “us” or “our” are to AVITA Therapeutics, Inc. and its subsidiaries which together are referred to as the “AVITA Group”.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended June 30, 2020. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

OVERVIEW OF OUR BUSINESS

The AVITA Group is a regenerative medicine group with a technology platform positioned to address unmet medical needs in burn injuries, trauma injuries, chronic wounds, and dermatological and aesthetics indications, including vitiligo. Our patented and proprietary platform technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. Our medical device works by preparing Spray-On Skin™ Cells, an autologous cellular suspension comprised of the patient’s skin cells, which is then sprayed on the patient in order to regenerate natural healthy epidermis.

Our first United States (“U.S.”) product, the RECELL® System, was approved by the U.S. Food and Drug Administration (“FDA”) in September 2018 for the treatment of acute thermal burn injuries in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, and simultaneously significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care as a standalone product, or in combination with “skin transplants”, known as split-thickness skin autografts, depending on the depth of the burn injury. The pivotal studies leading to the RECELL System’s FDA premarket approval (“PMA”) for the treatment of acute thermal burns, demonstrated that the RECELL System treated burns using 97.5 percent less donor skin when used alone in second-degree burns, and 32 percent less donor skin when used with autograft for third-degree burns compared to standard of care autografting. In these studies a statistically significant reduction in donor skin required to treat burn patients with the RECELL System was realized without any associated compromise to healing or safety outcomes. Donor site outcomes from the clinical trial for second-degree burns also revealed a statistically significant reduction in patient-reported pain, increased patient satisfaction and improved scar outcomes.

Our compelling data from prospective, randomized, controlled clinical trials conducted at major United States burn centers, health economics modeling, and real-world use globally, demonstrate that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings.

Following receipt of our PMA, we commenced commercializing the RECELL System in January 2019 in the U.S., and we expect the dominant focus of our commercial efforts to be directed towards the U.S. market going forward.

The RECELL System is Therapeutic Goods Administration (“TGA”)-registered in Australia cleared for use in the treatment of burns, acute wounds, scars and repigmentation (vitiligo). In Europe, the RECELL System received CE-mark approval for the treatment of burns, chronic wounds, scars and vitiligo.

Our website address is www.avitamedical.com. Information contained on our website is not part of or incorporated into this report. We make our periodic reports, together with any amendments, available on our website, free of charge, as soon as reasonably practicable after we electronically file or furnish the reports with the Securities and Exchange Commission, or SEC or with the Australian Securities Exchange, or ASX. The SEC maintains an internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of announcements made by the Company to the ASX are available on ASX’s website (www.asx.com.au).

Corporate History

AVITA Therapeutics, a Delaware corporation, was originally formed in April 2020. The former parent company of the AVITA Group, AVITA Medical Limited, was formed under the laws of the Commonwealth of Australia in December of 1992, and has operated as AVITA Medical since 2008. AVITA Medical’s ordinary shares originally began trading in Australia on the Australian Securities Exchange (“ASX”) on August 9, 1993. AVITA Medical’s ordinary shares, in the form of American Depositary Shares (“ADSs”), began trading on the NASDAQ Stock Market LLC (“NASDAQ”) on October 1, 2019 under the ticker symbol “RCEL”.

Effective June 29, 2020, we implemented a statutory scheme of arrangement under Australian law to change our domicile from Australia to the U.S. Under the scheme of arrangement, we became the new parent company of the AVITA Group, and all ordinary shares in AVITA Medical (including ordinary shares represented by ADSs) held by securityholders were exchanged for shares of common stock or CHESS Depositary Interests (“CDIs”). As a result, the existing listing of AVITA Medical on the ASX (as its primary listing) and on NASDAQ (as its secondary listing) was inverted and replaced with a new listing of AVITA Therapeutics on NASDAQ (as its primary listing) under the existing ticker symbol, “RCEL”, and on the ASX (as its secondary listing) under the existing ticker symbol, “AVH”. AVITA Therapeutics’ shares of common stock trade on NASDAQ and its CDIs trade on ASX (with five CDIs trading on ASX representing one share of common stock on NASDAQ).

Our principal executive office is located at 28159 Avenue Stanford, Suite 220,Valencia, CA 91355, and our telephone number is 661.367.9170.

RISK FACTORS

For a complete discussion of Risk Factors affecting us, please see our discussion of Risk Factors in our annual report on Form 10-K for the fiscal year ended June 30, 2020 which was filed on August 27, 2020 and is incorporated by reference to this prospectus.

Risks Relating to an Offering

Future capital requirements may require incurring debt or dilution of existing stockholders.

Acquisition, development and partnership opportunities together with other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, warrants or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

Because we do not intend to pay dividends on our Common Stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operation and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. We can make no guarantee that our common stock will appreciate in value.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	capital expenditures

•	working capital

•	research and development

•	acquisitions

•	repayment of debt if any; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF OUR CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation (the “Certificate”) and our amended and restated bylaws (the “Bylaws”). The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate and our Bylaws for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

General

The Certificate authorizes the issuance of up to 200,000,000 shares of common stock, $0.0001 par value per share.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Board may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and non-assessable.

Annual Stockholder Meetings

The Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws and DGCL

Some provisions of the DGCL, the Certificate and Bylaws could make the following transactions difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of incumbent officers and directors of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the our best interest, including transactions that might result in a premium over the market price for our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•

on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our Certificate or Bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our Bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Special Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders (1) may be called at any time by the order of a majority of the entire board of directors, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (2) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of our common stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

Our board of directors consists of one or more directors. In any uncontested elections of directors, a director nominee for our board of directors will be elected by the plurality of the votes cast with respect to such director at a meeting at which a quorum is present.

In a contested election, a plurality voting standard will apply to director elections. Our directors are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

Our directors may be removed by the affirmative vote of at least a majority of the holders of our then- outstanding common stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director.

Amendment of the Certificate and Bylaws

The Certificate may be amended in any manner permitted under the DGCL and the Bylaws may be amended by the holders of at a majority of the voting power of the then outstanding voting stock or by the board of directors.

Limitations of Liability and Indemnification Matters

Each of the Certificate and Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon delivery us of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

We may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A, and its address is 250 Royall St., Canton, Massachusetts 02021. The transfer agent and registrar for our CDIs is Computershare Investor Services Pty Limited, and its address is Level 2, 45 St Georges Terrace, Perth WA 6000 Australia.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series of preferred stock. Pursuant to our certificate of incorporation, we have the authority to issue 10,000,000 shares of preferred stock, $0.0001 par value. As of October 9, 2020, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of the Company.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. If we offer preferred stock, will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series of preferred stock;

•	the dividend rate, if any, or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations, or restrictions on the rights of the shares.

Any shares of preferred stock we issue will, at the time of issuance, be fully paid and nonassessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently in an offering or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent which will be named in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete and will only be complete when described in any prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

A prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent, as described in the prospectus supplement, will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may also issue units comprised of one or more of the other securities described above in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete and will be complete as described in a prospectus supplement. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

A prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

CHESS DEPOSITARY INTERESTS

Any shares of common stock, or preferred stock, warrants or units that we offer that are otherwise convertible or exercisable into common stock may be issued in Australia in the form of CDI’s or securities convertible or exchangeable into CDI’s. If an offering includes such securities, it will be further described in a prospectus supplement.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•

transactions on the Nasdaq Stock Market LLC or the ASX in accordance with the rules of the ASX (including through at the market offerings) or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through offerings of securities exchangeable, convertible or exercisable for the securities;

•	directly to one or more purchasers;

•	through agents; or

•	through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the name or names of any underwriters, broker-dealers or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any additional risk factors applicable to the securities that we propose to sell; and

•	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the Nasdaq Stock Market LLC and our CDI’s which are listed on the ASX. Any common stock sold will be listed on the Nasdaq Stock Market LLC, upon official notice of issuance. Any CDI’s sold will be listed on the ASX in accordance with the rules and regulations of the ASX. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.avitamedical.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 as filed with the SEC on August 27, 2020;

•	our Form 8-K’s dated August 28, 2020, August 31, 2020, and September 10, 2020;

•	a description of our common stock contained in our Form 8-K 12B filed June 30, 2020, including any amendment or reports filed for the purpose of updating this description; and

•

all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

28159 Avenue Stanford, Suite 220,

Valencia, CA 91355

661.367.9170

Attn: David McIntyre, Chief Financial Officer

2,795,000 Shares

AVITA MEDICAL, INC.

Common Stock

Prospectus supplement

Piper Sandler

Cowen

BTIG

Lake Street

February 25, 2021